UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 14, 2005

ICON Income Fund Eight A L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-54011	13-4006824
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, New York, New York 10011

(Address of principal executive offices) (Zip Code)

(212) 418-4700

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 14, 2005, the general partner of ICON Income Fund Eight A L.P. (the “Partnership”) distributed a portfolio overview for the second quarter 2005 to the limited partners of the Partnership. A copy of the quarterly report is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Second Quarter 2005 Portfolio Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005

ICON INCOME FUND EIGHT A L.P.

By: ICON CAPITAL CORP., its general partner

By: /s/ Thomas W. Martin

Thomas W. Martin

Executive Vice President

Exhibit 99.1

ICON Income Fund Eight A L.P.

- 2nd Quarter 2005 Portfolio Overview –

Dear Partner of ICON Income Fund Eight A L.P.,

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with the initial offering on September 23, 1998 through the closing of the offering on May 17, 2000. As of June 30, 2005, Eight A had 739,515.40 partnership units outstanding and total assets of $38,122,799. During this period, Eight A continued to function in its “Reinvestment Period” and no further partners were admitted.

The acquired equipment subject to lease is comprised of two categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment. Eight A’s General Partner, ICON Capital Corp., (the “General Partner”) expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors and has permitted the acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to investors. Eight A’s Reinvestment Period is anticipated to continue through late fall of 2005, unless extended. Following its Reinvestment Period, Eight A will enter its “Disposition Period,” in which it will dispose of its investments in the ordinary course of business.

News covering the reporting period

• BP p.l.c. (“BP”) reported record results and shareholder distributions for the half-year 2005. BP’s results for the quarter ending June 30, 2005 include net cash provided by operating activities of $6.7 billion compared with $5.2 billion a year ago for the same period. BP reported that the second quarter trading environment was generally stronger than a year ago with higher oil and gas realizations, higher refining and chemical margins, but with lower retail market margins. (Source: BP press release, dated July 26, 2005)

• Regus Group, the parent company of Regus Business Centre Corp. (“Regus”) and the largest provider of On-Demand professional workplaces with 750 worldwide locations, announced that signed a deal with Flashvue Video Recruiting to support the launch of Flashvue’s new proprietary Video Recruiting Service by providing Flashvue with an immediate national presence for its internet-based video recruiting kiosks. (Souce: Regus press release, dated June 21, 2005) Neither Eight A nor the General Partner accepts any responsibility for, assumes any liability for, duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period”.

Neither Eight A nor the General Partner accepts any responsibility for, assumes any liability for, duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period”.

Portfolio Overview

Eight A has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight A’s portfolio consists primarily of:

Income lease

• Office fixtures, furniture and telephone systems subject to finance lease with Regus. Eight A purchased the equipment for approximately $4.8 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate. Cumulative lease payments scheduled over the entire lease term exceed 136% of Eight A’s initial investment.

Growth leases

• A 90% interest in one McDonnell Douglas DC-10-30 aircraft (N318FE) on lease to FedEx. Eight A’s interest in the aircraft was purchased for $18,999,000, of which $3,783,000 was paid in cash.

• A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008. The charter is guaranteed by BP. These vessels were purchased for approximately $12,923,000, of which $5,628,000 was paid in cash.

Unguaranteed Residual Interests

• A $1,997,000 cash investment in an unguaranteed residual interest in an offshore oil drilling rig, which is chartered to Rowan Companies, Inc.

Terminated Leases

• In May, Eight A sold its approximately 100% interest in a coal handling facility to the existing lessee Portland General Electric (“PGE”) for approximately $21.5 million. Eight A acquired its interest for approximately $11.2 million in cash and the assumption of non-recourse debt. After repayment of the existing debt, Eight A received net proceeds of approximately $13.5 million. During the lease term, Eight A received approximately $11.7 million in exchange for the assignment of its interest in the lease payments. In 77 months, this transaction returned approximately $25.2 million.

• In July, Eight A also sold two Boeing 737-200 aircraft (N189AW and N138AW) previously leased to America West Airlines, Inc. (“America West”). Eight A initially acquired the aircraft for approximately $3,150,000 in cash. Both aircraft were subject to separate leases that were scheduled to expire in December 2005. The leases had approximately $630,000 of remaining payments due through lease expiry and associated return costs of $2,380,000. America West prepaid these lease obligations and the aircraft were sold to a third party for $1,000,000. The prepaid lease amounts and sale proceeds were used to repay the outstanding indebtedness. On the sale of the aircraft, Eight A recognized an impairment loss of $685,000. Additionally, Eight A received approximately $1,660,000 from the sale of two convertible notes that were held as additional collateral on the repaid debt.

Off-lease equipment

• Airbus A310-200 aircraft rotables formerly leased to Sabena Belgian World Airways and Sabena Oman. Eight A purchased the rotables for $4,939,345 in cash. During the reporting period, Eight A determined that the fair market value of the rotables was lower than the book value and recorded an impairment loss of $1,152,000. All rotables are currently off lease and are actively being remarketed.

10% Status Report

As of the end of the reporting period, two assets individually constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio: (1) FedEx N318FE; and (2) M/V Michigan and Great Lakes. Each of these assets is expected to remain on lease during the next fiscal year and, as of June 30, 2005, each lessee had 4 and 6 semi-annual payments remaining, respectively.

N318FE was manufactured in 1979. To the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the aviation authority as required under its lease. M/V Michigan and Great Lakes were both built in 1982. To the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine maintenance and in accordance with the laws and regulation of the U.S.C.G. as required under each charter.

Distribution Analysis

During the reporting period, Eight A continued to make monthly distributions at a rate of 5.375% per annum. Cash for distributions was substantially generated through cash from operations and the sale of equipment.. During the first two quarters of 2005, Eight A paid $1,989,290 in distributions to its limited partners. Based on an investment made at the inception of the offering period, Eight A has made eighty-one distributions “representing, in the aggregate, a return of approximately 60% of each investor’s initial investment. As of June 30, 2005, a $10,000 investment made at the initial closing would have received $6,098 in cumulative distributions.

Fund Summary
Offering Period	9/23/1998 – 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906
Estimated start of Fund liquidation	11/17/2005

Outlook and Overview

The Cheyenne portfolio has continued to comprise the majority of maturing leases. Excluding the Cheyenne leases, Regus is the next lease scheduled to expire, which leases expire in February 2007. As of this report, Eight A had $7,475,874 in cash on hand. Substantially all of Eight A’s cash flows are derived from income leases and residual realizations. On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30,	December 31,
	2005	2004
Cash and cash equivalents	$7,475,874	$ 718,195

Investments in finance leases:
Minimum rents receivable	1,246,272	5,142,302
Estimated unguaranteed residual values	-	16,589,619
Unearned income	(219,667)	(1,318,548)
Allowance for doubtful accounts	(125,842)	(125,842)

Net investments in finance leases	900,763	20,287,531

Investments in operating leases:
Equipment, at cost	37,188,950	37,873,680
Accumulated depreciation	(11,838,897)	(7,752,404)

Net investments in operating leases	25,350,053	30,121,276

Equipment held for sale or lease, net	281,999	1,621,154
Investments in estimated unguaranteed residual values	1,997,000	1,997,000
Investments in joint ventures	205,272	274,054
Convertible notes and accrued interest receivable	1,652,693	625,000
Other assets, net	259,145	273,986

Total assets	$ 38,122,799	$ 55,918,196

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	June 30,	December 31,
	2005	2004
Notes payable - non-recourse	$ 19,525,387	$33,646,477
Notes payable - recourse	-	4,625,000
Accounts payable and accrued expenses	21,433	818
Due to General Partner and affiliates	142,482	73,682
Deferred rental income	-	540,114
Minority interest	413,440	424,127

Total liabilities	20,102,742	39,310,218

Commitments and contingencies

Partners' equity:
General Partner	(485,085)	(489,833)
Limited Partners: (739,515.40 units outstanding,
$100 per unit original issue price)	16,960,569	16,472,811
Accumulated other comprehensive income	1,544,573	625,000

Total partners' equity	18,020,057	16,607,978

Total liabilities and partners' equity	$ 38,122,799	$ 55,918,196

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Rental income	$ 2,169,063	$ 360,000	$ 4,461,393	$ 720,000
Finance income	343,109	579,858	851,673	1,213,980
Income (loss) from investments in joint ventures	732	(24,510)	1,011	(44,665)
Net gain on sales of equipment and residual values	4,844,909	45,259	4,787,391	82,324
Interest and other income	50,607	2,074	122,216	12,819

Total revenue	7,408,420	962,681	10,223,684	1,984,458
Expenses:
Loss on lease termination	-	-	-	3,421
Depreciation	2,043,247	253,004	4,086,493	752,331
Interest	396,008	419,575	924,425	818,315
General and administrative	74,735	121,898	155,406	189,494
Management fees - General Partner	19,272	25,309	357,799	315,592
Administrative expense reimbursements - General Partner	81,143	28,005	218,797	129,976
Amortization of initial direct costs and loan costs	35,260	51,443	84,679	94,572
Impairment loss	1,836,395	-	1,836,395	-
Minority interest	35,548	3,654	57,621	7,446

Total expenses	4,521,608	902,888	7,721,615	2,311,147

Net income (loss)	$ 2,886,812	$ 59,793	$ 2,502,069	$ (326,689)

Net income (loss) allocable to:
Limited Partners	$ 2,857,944	$ 59,195	$ 2,477,048	$ (323,422)
General Partner	28,868	598	25,021	(3,267)

	$ 2,886,812	$ 59,793	$ 2,502,069	$ (326,689)
Weighted average number of limited partnership
units outstanding	739,515	739,900	739,515	740,367

Net income (loss) per weighted average
limited partnership unit	$ 3.86	$ 0.08	$ 3.35	$ (0.44)

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Statement of Changes in Partners' Equity

Six Months Ended June 30, 2005

(Unaudited)

	Limited Partner Distributions				Accumulated
	(Per weighted average unit)				Other	Total
	Return of	Investment	Limited	General	Comprehensive	Partners'
	Capital	Income	Partners	Partner	Income	Equity
Balance, January 1, 2005			$ 16,472,811	$ (489,833)	$ 625,000	$ 16,607,978
Cash distributions to partners	$ (2.69)	$ 3.35	(1,989,290)	(20,273)	-	(2,009,563)
Valuation adjustment on convertible notes			-	-	919,573	919,573
Net income			2,477,048	25,021	-	2,502,069

Balance, June 30, 2005			$ 16,960,569	$ (485,085)	$ 1,544,573	$ 18,020,057

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30,

(Unaudited)

	2005	2004
Cash flows from operating activities:
Net income (loss)	$ 2,502,069	$ (326,689)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Rental income paid directly to lenders by lessees	(4,461,393)	(720,000)
Interest expense on non-recourse financing paid directly
to lenders by lessees	784,116	678,092
Finance income portion of receivable paid directly to lenders by lessees	(851,673)	(1,025,131)
Net gain on sales of equipment and residual values	(4,787,391)	(82,324)
Loss on lease termination	-	3,421
Amortization of initial direct costs and loan costs	84,679	94,572
Depreciation	4,086,493	752,331
(Income) loss from investments in joint ventures	(1,011)	44,665
Impairment loss	1,836,395	-
Minority interest	57,621	7,446
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	379,535	175,786
Accrued interest income	(108,120)	-
Other assets	(6,230)	(275,692)
Due to General Partner and affiliates, net	(2,491)	244,265
Deferred rental income	3,118	-
Security deposits and other payables	(409)	(163,749)

Net cash used in operating activities	(484,692)	(593,007)

Cash flows from investing activities:
Proceeds from sales of equipment and residual values	21,504,042	1,276,631
Investment in joint venture	-	(1,446,871)
Distributions received from joint ventures	8,200	341,690

Net cash provided by investing activities	21,512,242	171,450

Cash flows from financing activities:
Proceeds from note payable - non-recourse	-	11,193,368
Proceeds from note payable - recourse	775,000	1,390,000
Cash distributions to partners	(2,009,563)	(1,962,572)
Redemption of limited partner units	-	(122,366)
Repayments of notes payable - non-recourse	(7,635,308)	(3,878,717)
Repayments of notes payable - recourse	(5,400,000)	(5,574,547)

Net cash (used in) provided by financing activities	(14,269,871)	1,045,166

Net increase in cash and cash equivalents	6,757,679	623,609
Cash and cash equivalents, beginning of the period	718,195	52,101

Cash and cash equivalents, end of the period	$ 7,475,874	$ 675,710

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30,

(Unaudited)

	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 140,309	$ 72,280

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$ 7,269,898	$ 4,876,230

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com

or

• Visiting www.sec.gov

or

• Writing us at: PO Box 192706 - San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight A pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight A’s operations. Fees and other expenses charged Eight A by the General Partner or its affiliates for the period ended June 30, 2005 and 2004 respectively, were as follows:

	Three Months Ended June 30
	2005	2004
Management fees (1)	$ 19,272	$ 25,309
Administrative expense reimbursements (2)	81,143	28,005
	$ 100,415	$ 53,314

(1) Management fees are paid or accrued to the General Partner based on gross rental payments made by lessees to Eight A.

(2) Administrative expense reimbursements to the General Partner relate to Eight A’s operating expenses paid by the General Partner on behalf of Eight A. Investors can obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

/s/ Beaufort J.B. Clarke	/s/ Paul B. Weiss
Beaufort J.B. Clarke	Paul B. Weiss
Chairman and CEO	President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PLSRA. These statements are being made pursuant to PLSRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PLSRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.